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                                  BYLAWS OF

                           FIRST FEDERAL CAPITAL CORP


                              ARTICLE I.  0FFICES

     1.1 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of First Federal Capital Corp ("Corporation") shall be located in the State of Wisconsin, County of La Crosse at 605 State Street, La Crosse, Wisconsin 54601, or at such other place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

     1.2 OTHER OFFICES. The Corporation may have other offices within or outside the State of Wisconsin at such place or places as the Board of Directors may from time to time determine.

                     ARTICLE II.  STOCKHOLDERS' MEETINGS

     2.1 MEETING PLACE. All meetings of the stockholders shall be held at such place within or without the State of Wisconsin as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

     2.2 ANNUAL MEETING TIME. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the second Monday of April at the hour of 2:00 p.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time following the Corporation's year-end as may be determined by the Board of Directors and stated in the notice of such meeting.

     2.3 ORGANIZATION. Each meeting of the stockholders shall be presided over by the Chairman of the Board, or in his absence by the Vice Chairman, of if neither the Chairman nor the Vice Chairman is present, by the President. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Chairman of the Board has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order.

     2.4 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called at any time by (i) the Board of Directors; (ii) the Chairman of the Board; (iii) the President or, (iv) by the holders of at least one-tenth of the votes entitled to be cast at the meeting.



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     2.5   NOTICE.  Unless otherwise provided by the Business Corporation Law of the State of Wisconsin (the "WBCL"), notice of the place, day and hour of a meeting of stockholders and, in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be given by delivering personally or by mailing a written or printed notice of the same, at least 10 days and not more than 50 days prior to the meeting, to each stockholder of record entitled to vote at such meeting.

     2.6 VOTING LIST. The officer or agent of the Corporation having charge of the stock transfer books for shares of capital stock of the Corporation shall, before each meeting of stockholders, make a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to inspection of any stockholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

     2.7 QUORUM AND ACTION BY STOCKHOLDERS. Shares entitled to vote as a separate voting group as defined in the WBCL may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the WBCL provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

           Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a new record date is fixed for such adjourned meeting.

           If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the WBCL requires a greater number of affirmative votes. Unless otherwise provided in the Articles of Incorporation of the Corporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. "Plurality" means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election.

            "Voting group" means any of the following:

                    (i) All shares of one or more classes or series that under the Articles of Incorporation or the WBCL are entitled to vote and be counted together collectively on a matter at a meeting of shareholders.




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                    (ii)   All shares that under the Articles of Incorporation
or the WBCL are entitled to vote generally on a matter.

           Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.8 VOTING OF SHARES. Except as otherwise provided in these Bylaws, the Articles of Incorporation or the Business Corporation Law of the State of Wisconsin, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of Common Stock registered in his name on the books of the Corporation. Stockholders shall not be permitted to cumulate their votes for the election of directors.

     2.9 CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 50 days, provided that any such closing in the case of a meeting of stockholders shall not be less than 10 days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of stockholders, such date not to be more than 50 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

     2.10 PROXIES. A stockholder may vote either in person or by proxy executed in writing by the stockholder, or his duly authorized attorney-in-fact. Except as otherwise provided in the WBCL, (i) no proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy; (ii) the attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy; and (iii) the Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

     2.11 WAIVER OF NOTICE BY SHAREHOLDERS. Whenever any notice whatsoever is required to be given to any shareholder of the Corporation under the Articles of Incorporation or Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice and the Corporation shall include copies of such waivers in its corporate records; provided that such waiver in respect to any matter of which notice is required under any provision of the WBCL, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.


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     2.12  INFORMAL ACTION.  Any action required to be taken at a meeting of stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof and filed with the Secretary of the Corporation as part of the corporate records.

     2.13 VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting. In the event that a majority cannot agree, then such shares may be voted proportionally or, upon application to a court of competent jurisdiction, an additional person may be appointed to determine a majority for the purpose of voting such shares.

     2.14 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted either in person or by proxy by the president or any other officer appointed by the president of such other corporation; a proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice of the designation of some other person by the board of directors or bylaws of such other corporation. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     2.15 INSPECTORS. For each meeting of stockholders, the Board of Directors may appoint one or more inspectors of election. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors may be appointed at the meeting by the chairman thereof. Such inspectors shall conduct the voting in each election of directors and, as directed by the Board of Directors or the chairman of the meeting, the voting on the matter voted on at such meeting, and after the voting shall make a certificate of the vote taken. Inspectors need not be stockholders.

     2.16 STOCKHOLDER PROPOSALS. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a


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stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation) not later than (i) with respect to the first annual meeting of stockholders of the Corporation, the close of business on the tenth day following the date on which notice of such annual meeting is first given to stockholders; and (ii) with respect to any succeeding annual meeting of stockholders, 60 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business. Notwithstanding anything herein to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Article II,
Section 2.17. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II,
Section 2.17, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.


                         ARTICLE III.  CAPITAL STOCK

     3.1 CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state upon the face thereof:

           (a) that the Corporation is organized under the laws of the State of Wisconsin;

           (b)   the name of the person to whom it is issued;

           (c) the number and class of shares, and the designation of the series, if any, which such certificate represents; and

           (d)   the par value of each share represented by such certificate.


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     Each certificate of stock shall state upon the back thereof the designation of each class of shares having preferences or special rights in the payment of dividends, in voting, upon liquidation or otherwise and such other information concerning such shares as may be desired and that the Corporation will upon request furnish any stockholder, without charge, information as to the number of shares authorized and outstanding and a copy of the portions of the Articles of Incorporation containing the designations, preferences, limitations and relative rights of all shares and any series thereof.

     3.2   TRANSFERS.

           (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

           (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     3.3 REGISTERED OWNER. Registered stockholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Wisconsin. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

           (a)   the classification of stockholder who may certify;

           (b) the purpose or purposes for which the certification may be made;

           (c) the form of certification and information to be contained therein;

           (d) if the certification is with respect to a record date or closing of the stock transfer books, the date by which the certification must be received by the Corporation; and

           (e) such other provisions with respect to the procedure as are deemed necessary or desirable.


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     Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

     3.4 MUTILATED, LOST OR DESTROYED CERTIFICATES. In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as it may determine or establish such other procedures as it may deem necessary.

     3.5 FRACTIONAL SHARES OR SCRIP. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

     3.6 SHARES OF ANOTHER CORPORATION. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.


                       ARTICLE IV.  BOARD OF DIRECTORS

     4.1 POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, all powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or reserved to the stockholders by these Bylaws, the Articles of Incorporation or the Business Corporation Law of the State of Wisconsin.


     4.2   NUMBER AND ELECTION OF DIRECTORS.

           (a) The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes. At the first annual meeting of stockholders following the effective date of the Corporation's Articles of Incorporation, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting, and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting, and, with respect to directors of each class, until their


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     respective successors are elected and qualified.  At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and until their respective successors are elected and qualified. Directors need not be stockholders or residents of the State of Wisconsin.

          (b) The number of directors of the Corporation that shall constitute the Board of Directors shall be ten. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained in these Bylaws, the number of directors may not be less than seven nor more than 20.

     4.3   VACANCIES.

           (a) A majority of the directors then in office, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause, including a vacancy created by an increase in the number of directors, provided, however, that if the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series.

           (b) A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualified.

     4.4 REMOVAL. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director may be removed from office only with cause by (i) the affirmative vote of the holders of not less than two-thirds of the issued and outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors at a duly constituted meeting of stockholders called expressly for the purpose, or (ii) a majority of the total number of directors. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or (ii) has been adjudicated by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the Corporation and such adjudication is no longer subject to direct appeal. No director may be removed as a director except for cause.

     4.5 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be



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announced at such meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice then such resolution.

     4.6   SPECIAL MEETINGS.

           (a) Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two Directors. The President, Secretary or Directors calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

           (b) Special meetings of any committee of the Board of Directors may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     4.7 NOTICE; WAIVER. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 4.6) shall be communicated to each Director at his or her business address or telephone number or at such other address or telephone number as such Director shall have designated in writing filed with the Secretary, in each case not less than 48 hours prior thereto. Written notice is effective at the earliest of the following:

           (i)    when received;

           (ii) on deposit in the U.S. Mail, if mailed postpaid and correctly addressed; or

           (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated and the Corporation shall maintain a record setting forth the date, time, manner and recipient of the notice.

     Whenever any notice whatsoever is required to be given to any Director of the Corporation under the Articles of Incorporation or Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice, and the Corporation shall retain copies of such waivers in its corporate records. A Director's attendance at, or participation in, a meeting waives any required notice to him or her of the meeting unless


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the Director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     4.8 QUORUM AND ACTION BY THE BOARD OF DIRECTORS. Except as otherwise provided in these Bylaws, the Articles of Incorporation or the Business Corporation Law of the State of Wisconsin, a majority of the number of directors fixed in the manner set forth in Article IV, Section 4.2(b) hereof shall be necessary at all meetings of the Board of Directors to constitute a quorum for the transaction of business and the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

     4.9 REGISTERING DISSENT. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless (i) he announces his dissent at the meeting, and (ii) his dissent is entered in the minutes of the meeting, he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or he forwards such dissent by certified mail, return receipt requested, to the Secretary of the Corporation within 24 hours of the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     4.10 EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in the manner set forth in Article IV, Section 4.2(b) hereof, may appoint from its own number standing or special committees composed of three or more directors and may in the same manner from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and the Business Corporation Law of the State of Wisconsin. An Executive Committee appointed by resolution of the Board of Directors shall have and exercise all of the authority of the Board of Directors when such Board is not in session, except in reference to declaring dividends or distributions on stock, election of the principal officers of the Corporation or the filling of vacancies in the Board of Directors or committees thereof. The designation of any committee of the Board of Directors, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

     4.11 REMUNERATION. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or to delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such Directors, officers and employees to the Corporation.



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     4.12  ACTION BY DIRECTORS WITHOUT A MEETING.  Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

     4.13 ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT. To the extent permitted by the Business Corporation Law of the State of Wisconsin, any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

     4.14 NOMINATIONS OF DIRECTORS. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote generally in an election of directors. However, any stockholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received at the principal executive offices of the Corporation (to the attention of the Secretary of the Corporation) not later than (i) with respect to the first annual meeting of stockholders of the Corporation, the close of business on the tenth day following the date on which notice of such annual meeting is first given to stockholders; (ii) with respect to an election to be held at any succeeding annual meeting of stockholders, 60 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation; and (iii) with respect to a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     4.15 AGE LIMITATION. No person shall be eligible for election, reelection, appointment, or reappointment to the Board of Directors of the Corporation if such person is then 75 or more years of age. Any Director attaining the age of 75 or more years of age may complete the unexpired portion of the term being served on such date.

                            ARTICLE V.  OFFICERS

     5.1 DESIGNATIONS. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The President shall be the Chief Executive Officer of the Corporation. The Board of Directors may designate one or more vice presidents as Executive Vice President or Senior Vice President. The Board of Directors also may elect or authorize the appointment of such other officers as the business of the Corporation may require. Any two or more offices may be held by the same person, except that the President may not also serve as Vice President and/or Secretary of the Corporation.

     5.2 POWERS AND DUTIES. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     5.3 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of any officer, employee or agent shall not of itself create contractual rights.

     5.4 REMUNERATION. The remuneration of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

     5.5 DELEGATION. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director of other person whom it may select.

     5.6 VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

     5.7 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     5.8 BONDS. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                        ARTICLE VI.  INDEMNIFICATION

     6.1 CERTAIN DEFINITIONS. The following terms shall have the meanings set forth below for purposes of this Article VI.

           (a)   "Director or officer" means any of the following:

                 (1) An individual who is or was a director or officer of the Corporation.

                 (2) An individual who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, member of any government or decision-making committee, employee or agent of another corporation, foreign or domestic, partnership, joint venture, trust, employee benefit plan or other enterprise.

                 (3) An individual who, while a director or officer of the Corporation, is or was serving an employee benefit plan of the Corporation because his duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

                 (4) Unless the context requires otherwise, the estate or personal representative of a director or officer.

           (b) "Expenses" include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a proceeding.

           (c) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, in connection with a proceeding and reasonable expenses.

           (d) "Party" includes an individual who was, or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

           (e) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal and including any appeal therefrom, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.

     6.2 RIGHT TO INDEMNIFICATION. As required by the WBCL, the Corporation shall indemnify a Director, Officer or Employee to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director, Officer or Employee was a party because he or she is a Director, Officer or Employee of the Corporation.

     6.3 OTHER INDEMNIFICATION. In cases not included under Section 6.2 hereof, and as provided by Section 180.0851 (2) of the WBCL (or any successor statutory provision), the Corporation shall indemnify a Director or Officer against liability incurred by the Director or Officer in a proceeding to which the Director or Officer was a party because he or she is a Director or Officer of the Corporation, unless liability was incurred because the Director or Officer breached or failed to perform a duty that he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

                 (i) A wilful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or Officer has a material conflict of interest;

                 (ii) A violation of the criminal law, unless the Director or Officer has reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

                 (iii) A transaction from which the Director or Officer derived an improper personal profit; or

                 (iv)    Wilful misconduct.

     6.4 ADVANCEMENT OF EXPENSES. Within ten days after receipt of a written request by a Director or Officer who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred, whether subsequent to or in advance of a final disposition of the matter in connection with which such payment or reimbursement is sought, if the Director or Officer provides the Corporation with all of the following:

                 (i) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation; and

                 (ii) A written undertaking, executed personally or on his or her behalf, to repay the allowance (together with reasonable interest thereon) to the extent that it is ultimately determined under Section 7.01 and 7.02 hereof and pursuant to Section 180.0855 of the WBCL (or any successor statutory provision) that indemnification is not required, will not be provided, or is not so ordered by a court under Section 180.0854 of the WBCL (or any successor statutory provision). The undertaking under this subsection shall be an unlimited general obligation of the Director or Officer, and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured as determined by the Board of Directors.

     6.5 RIGHT TO INDEMNIFICATION ENFORCEABLE. Except as provided otherwise by written agreement between the Director or Officer and the Corporation, a Director or Officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction pursuant to Section 180.0854 of the WBCL (or any successor statutory provision).

     6.6 SUBSEQUENT AMENDMENT. No amendment or repeal of this Article VI or of relevant provisions of applicable law shall affect or diminish in any way the right of any director or officer to indemnification under the provisions hereof with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment or repeal.

     6.7   OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION.

           (a) Nothing contained in this Article VI shall preclude any additional right to indemnification or allowance of expenses that a director or officer may have under:

                 (1)     Except as provided in sub. (2), ss. 180.0851 and
           180.0853 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

                 (i) The articles of incorporation or other provisions of these bylaws.

                 (ii) A written agreement between the director or officer and the Corporation.

                 (iii)   A resolution of the Board of Directors.

                 (iv) A resolution that is adopted, after notice, by a majority vote of all of the corporation's voting shares then issued and outstanding.

           (b)   Regardless of the existence of an additional right under sub.
     (a), the corporation may not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty that he or she owes to the corporation which constitutes conduct under Sections 180.0851 (2) (a) 1,2,3 or 4 of the WBCL. A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination of the nature of conduct for which indemnification or allowance is sought under this subsection.

           (c) All rights to indemnification under this Article VI shall be deemed to be a contract between the Corporation and each director or officer and this Article VI shall be binding upon any successor corporation to the Corporation, whether by way of acquisition, merger, consolidation or otherwise.

           (d) If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer against any liabilities and expenses to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by the Business Corporation Law of the State of Wisconsin.

     6.8 INSURANCE. The Corporation may purchase and maintain insurance on behalf of a director or officer against liability asserted against or incurred by him in his capacity as a director or officer or arising from his status as such, regardless whether the Corporation is required or authorized to indemnify or advance expenses to such director or officer under this Article VI.

     6.9 EMPLOYEES AND AGENTS. The Corporation may, but need not, to the extent authorized from time to time by the Board of Directors by general or specific action or by contract, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation who is not a director or officer to the fullest extent of the provisions of this Article VI and may impose such conditions and limitations thereon as the Board of Directors deems appropriate.


                            ARTICLE VII.  NOTICES

     Except as may otherwise be required by law, any notice to any stockholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.


                             ARTICLE VIII.  SEAL

     The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.


                       ARTICLE IX.  BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors, including committees thereof; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.


                           ARTICLE X.  AMENDMENTS

     10.1 AMENDMENTS. These Bylaws may be altered, amended or repealed in the manner set forth in the Articles of Incorporation.

     10.2 EMERGENCY BYLAWS. The Board of Directors may adopt emergency bylaws, subject to repeal or change or by action of the stockholders in the manner specified in the Articles of Incorporation, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster.


                          ARTICLE XI.  USE OF PRONOUNS

     Use of the masculine gender in these Bylaws shall be considered to represent either masculine or feminine gender whenever appropriate.

     Most recently amended by Resolution of the Corporation's Board of Directors on January 27, 1998.